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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                                 APRIL 27, 1998


                       PARAMETRIC TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)



         MASSACHUSETTS                 0-18059               04-2866152
    (State or other jurisdiction    (Commission File       (IRS Employer
         of incorporation)              Number)          Identification No.)



              128 TECHNOLOGY DRIVE, WALTHAM, MASSACHUSETTS  02154
             (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                                 (781) 398-5000
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ITEM 5.   OTHER EVENTS.
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     On April 27, 1998, Parametric Technology Corporation ("Parametric") and
Control Data Systems, Inc. ("Control Data") entered into an agreement pursuant to which Parametric will acquire the Integrated Computer-Aided and Manufacturing Technologies (ICEM) business of Control Data for a payment of up to approximately $45 million in cash, subject to adjustment, and assumption of operating liabilities associated with the ICEM business. The principal product line of the acquired business is the ICEM Surf advanced surfacing and engineering software tools widely used by body and styling engineers in the automotive and aerospace industries. Completion of the acquisition is subject to satisfaction of certain conditions, including any required governmental approvals or clearances. In connection with the transaction, Parametric expects to record in the current fiscal quarter, when the transaction is expected to close, a one-time, non-cash charge against earnings related to the write-off of in-process research and development.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              PARAMETRIC TECHNOLOGY CORPORATION



Date:   May 11, 1998          By:      /s/ Edwin J. Gillis
                                     ---------------------
                                    Edwin J. Gillis
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer

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